Exhibit 10.1

Amendment and Exercise Agreement

This Amendment and Exercise Agreement (this “Agreement”), effective as of July 17, 2007, is made among SatCon Technology Corporation, a Delaware corporation (the “Company”), and the entities identified on Schedule A hereto (the “Investors”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2006 (as amended, the “Purchase Agreement”), among other things, the Investors purchased from the Company certain securities of the Company, consisting of Notes, Warrant As and Warrant Bs; and

WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, revise the Exercise Price (as defined in the Warrant Bs) under the Warrant Bs to $1.31 per share and cause the exercise in full of all Warrant Bs as of the effective date of this Agreement at the new Exercise Price, all in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2.             Effective Date.  This Agreement shall be effective when the Company and all of the Investors have executed this Agreement.

3.             Conversion Price.  Effective as of the effective date of this Agreement, the “Exercise Price” under the Warrant Bs shall be $1.31 per share.

4.             Exercise of Warrant Bs.  Effective as of the effective date of this Agreement, pursuant to Section 4(b) of the Warrant Bs, each Investor hereby elects to exercise in full such Investor’s Warrant B (for the number of Warrant Shares set forth on Schedule A hereto) at the new Exercise Price and, in connection therewith, hereby agrees to pay to the Company within one business day of the effective date of this Agreement the aggregate Exercise Price set forth on Schedule A.  Pursuant to the terms of the Warrant Bs, as a result of such exercise and payment, the Company shall issue to such Investor the number of Warrant Shares and Additional Warrants set forth on Schedule A in accordance with the Warrants Bs.  The effective date of this Agreement shall be the “Exercise Date” for all purposes under the Warrant Bs.  The parties agree that this Agreement shall serve as an “Exercise Notice” under the Warrant Bs and, accordingly, each Investor does not have to deliver a separate Exercise Notice to effect such exercise under such Investor’s Warrant B.

5.             Note Amendments.

(a)           Each Investor agrees that the first sentence of Section 6(c)(iii) of such Investor’s Note (to the extent such Investor still holds a Note) is hereby deleted in its entirety and the following is hereby inserted in its place:

“If the Company has not obtained Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum upon (i) conversions or redemptions of the Notes, (ii) as payment of principal or interest on the Notes, or (iii) exercise of the Warrant Bs.”

(b)           Each Investor agrees that the last sentence of Section 6(c)(iii) of such Investor’s Note (to the extent such Investor still holds a Note) is hereby deleted in its entirety and the following is hereby inserted in its place:

“The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions or redemptions of the Notes, as payment of principal or interest on the Notes, or exercise of the Warrant Bs shall not be entitled to vote on any resolution to obtain Shareholder Approval pursuant hereto.”

6.             Shareholder Approval.  The Company shall hold a special meeting of shareholders at the earliest practical date after the date hereof, but in no event later than December 31, 2007, for the purpose of obtaining Shareholder Approval (as defined in the Notes), with the recommendation of the Company’s Board of Directors that such proposal be approved; provided that no such meeting shall be required to be held if the Notes are no longer outstanding.

7.             Excluded Stock.  The Investors hereby confirm and agree that the Common Stock issued upon exercise of the Warrant Bs, upon the term set forth herein, is encompassed within the definition of “Excluded Stock” under the Purchase Agreement pursuant to subsection (C) thereof.

8.             SEC Reports.  The Company has filed all SEC Reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, other than with respect to information required to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, the filing of which is not yet due.

9.             Listing and Maintenance Requirements.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements of the Nasdaq Capital Market.  The Company has previously filed a “Notification Form: Listing of Additional Shares” with The Nasdaq Stock Market with respect to the shares of Common Stock issued or issuable under the Transaction Documents.

10.           Registration Statement.  The Warrant Shares underlying the Warrant Bs have been registered for re-sale by the Investors pursuant to a Registration Statement on Form S-3, as amended (File No. 333-136673), which was declared effective by the SEC on September 27, 2006.  The Company has not received any notification from the SEC of a stop order suspending the effectiveness of such Registration Statement and is not aware that the SEC has initiated any proceedings for that purpose.

11.           Information.  In connection with the warrant exercises contemplated hereunder, each Investor hereby acknowledges and agrees that:  (i) the Company may be in possession of material nonpublic information concerning the Company (the “Information”) that may not be known to such Investor, including, without limitation Information concerning capital raising efforts, operational and financial performance, and future prospects; (ii) such Investor represents and warrants to the Company that such Investor has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of the warrant exercises contemplated hereunder; (iii) such Investor has not relied upon any written or verbal representations of the Company; (iv) such Investor’s decision to exercise such Investor’s Warrant B is based entirely upon publicly available information concerning the Company and such Investor’s own investigation and due diligence concerning the Company, and such Investor has not relied on the Company to provide access to information concerning the Company or its securities and such Investor is not relying on Company to disclose the Information; and (v) to the full extent permissible by applicable law, the Company shall have no liability to such Investor or its affiliates and such Investor, on behalf of itself, its officers, directors, stockholders and affiliates, hereby waives, releases and discharges forever any claim, action or proceeding that it might have against the Company, based on, arising out of or related to the Company’s knowledge, possession or nondisclosure of the Information in connection with the warrant exercises contemplated hereunder.

12.           Disclosure.  The Company confirms that neither it nor any person acting on its behalf has provided any of the Investors or their agents with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the transactions contemplated by this Agreement.  On or before 8:30 a.m., New York time, on the business day following the effective date of this Agreement, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission describing the terms of this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement.  As a result of the filing of such Current Report on Form 8-K, the Company shall have publicly disclosed all material, nonpublic information delivered to any of the Investors in connection with this Agreement.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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Schedule A

Investor	Warrant Shares	Aggregate Exercise Price @ $1.31 per share	Additional Warrants

Iroquois Master Fund, Ltd.	757,576	$992,424.56	378,788

Rockmore Investment Master Fund Ltd.	454,546	$595,455.26	227,273

RHP Master Fund, Ltd.	303,031	$396,970.61	151,516

Highbridge International LLC	303,031	$396,970.61	151,516

Capital Ventures International	636,364	$833,636.84	318,182

Enable Growth Partners LP	227,273	$297,727.63	113,637

Enable Opportunity Partners LP	45,455	$59,546.05	22,728

Pierce Diversified Strategy Master Fund LLC, Ena	30,303	$39,696.93	15,152

Hudson Bay Fund, LP	242,425	$317,576.75	121,213

Hudson Bay Overseas Fund, Ltd.	60,606	$79,393.86	30,303

Bristol Investment Fund, Ltd.	196,970	$258,030.70	98,485

Nite Capital LP	181,818	$238,181.58	90,909

Alpha Capital Anstalt	196,970	$258,030.70	98,485

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SATCON TECHNOLOGY CORPORATION

By:	/s/ David B. Eisenhaure
Name:	David B. Eisenhaure
Title:	President and CEO

[SIGNATURE PAGE OF INVESTORS FOLLOWS]

[SIGNATURE PAGES OF INVESTORS TO AGREEMENT]

IROQUOIS MASTER FUND, LTD.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Authorized Signatory

ROCKMORE INVESTMENT MASTER FUND LTD

By:	/s/ Bruce Bernstein
Name:	Bruce Bernstein
Title:	President

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

RHP MASTER FUND, LTD

By: Rock Hill Investment Management, L.P.
By: RHP General Partner, LLC

By:	/s/ Keith Marlowe
Name:	Keith Marlowe
Title:	Director

BRISTOL INVESTMENT FUND, LTD.

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Director

HUDSON BAY FUND, LP

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Principal and Portfolio Manager

HUDSON BAY OVERSEAS FUND, LTD

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Principal and Portfolio Manager

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, Inc., its authorized agent

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

ENABLE GROWTH PARTNERS LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackerman
Name:	Konrad Ackerman
Title:	Director

NITE CAPITAL LP

By:	/s/ Keith A. Goodman
Name:	Keith A. Goodman
Title:	Authorized Signatory